UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 16, 2017

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.                                        Other Information.

On November 16, 2017, Peak Resorts, Inc. (the “Company”) issued a press release announcing that United States Citizenship and Immigration Services has approved the Company’s proposed Great North Regional Center, a new privately managed regional center, which will serve as the Company’s exclusive EB-5 investment sponsor for projects at its Northeast resorts.

The Company also announced that skiing and riding are now underway at Big Boulder, Wildcat Mountain and Mount Snow, where the snowmaking team is working to expand skiable terrain by 200 acres by Thanksgiving weekend as made possible by the EB-5 backed West Lake Water Project and related snowmaking infrastructure investment.  In addition, subject to the snowmaking progress, the Company announced its plans to open Hunter Mountain in the coming days as the Thanksgiving holiday approaches.

A copy of the Press Release is filed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Peak Resorts, Inc. dated November 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2017

PEAK RESORTS, INC. (Registrant)

By:	/s/ Christopher J. Bub
Name:	Christopher J. Bub
Title:	Chief Financial Officer